                                                                    EXHIBIT 10.E
                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS


                                   ARTICLE 1.
                              PURPOSE AND DURATION

Section 1.1. Purpose. The purpose of the Johnson Controls, Inc. Deferred Compensation Plan for Certain Directors is to advance the Company's growth and success, and to advance the interests of its shareholders, by attracting and retaining well-qualified directors upon whose judgment the Company is largely dependent for the successful conduct of its operations.

Section 1.2. Duration. The Plan was originally effective on September 25, 1991. The Plan was most recently amended and restated effective October 1, 2001. The provisions of the Plan as amended and restated apply to each individual with an interest hereunder on or after October 1, 2001; provided that no amendment hereto shall adversely affect the right of any Participant with respect to an election in effect prior to October 1, 2001, without the Participant's consent. The Plan shall remain in effect until terminated pursuant to the provisions of
Article 9.

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION

Section 2.1. Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Account" means the record keeping account or accounts maintained to record the interest of each Participant under the Plan, and shall include the aggregate of the Participant's Share Unit Account and Interest Account. An Account is established for record keeping purposes only and not to reflect the physical segregation of assets on the Participant's behalf, and may consist of such subaccounts or balances as the Committee may determine to be necessary or appropriate.

         (b) "Beneficiary" means the person or persons entitled to receive the interest of a Participant in the event of the Participant's death as provided in
Section 5.5.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Committee" means the committee appointed by the Board which shall consist of not less than two members of the Board, each of whom shall be a non-employee director within the meaning of Rule 16b-3 of the Exchange Act.

         (e) "Company" means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 12.

         (f) "Deferral" means the amount credited, in accordance with a Participant's election, to the Participant's Account under the Plan in lieu of payment in cash.

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS

         (g) "Fair Market Value" means with respect to a Share, except as otherwise provided herein, the closing sales price on the New York Stock Exchange on the date in question (or the immediately preceding trading day if the date in question is not a trading day), and with respect to any other property, such value as is determined by the Committee.

         (h) "Inimical Conduct" means any act or omission that is inimical to the best interests of the Company or any subsidiary, as determined by the Committee in its sole discretion, including but not limited to: (1) divulging at any time any confidential information, technical or otherwise, obtained by a Participant in his capacity as a director, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or any subsidiary, or (3) refusing to furnish such advisory or consulting services as the Company may reasonably request and as the Participant's health may permit, provided that such services shall be rendered as an independent contractor and not as an employee and that the Company shall pay reasonable compensation for such services, as well as reimbursement for expenses incurred in connection therewith.

         (i) "Interest Account" means the hypothetical investment account described in Section 4.2(a), which is eligible for fixed interest credits.

         (j) "Outside Director" means a member of the Board who is not an officer or employee of the Company or a subsidiary.

         (k) "Participant" means an Outside Director who has elected to make Deferrals hereunder.

         (l) "Plan" means the arrangement described herein, as from time to time amended and in effect.

         (m) "Share" means a share of common stock of the Company.

         (n) "Share Unit Account" means the account described in Section 4.2(b), which is deemed invested in Shares.

         (o) "Share Units" means the hypothetical Shares that are credited to the Share Unit Accounts in accordance with Section 4.2.

Section 2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

Section 2.3. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS


                                   ARTICLE 3.
                                  PARTICIPANTS

                  Each Outside Director may elect to become a Participant under this Plan by providing a written election to make Deferrals to the Company on such form, in such manner and subject to such procedures as the Committee may establish.

                                   ARTICLE 4.
                              DEFERRED COMPENSATION

Section 4.1. Deferral Election. An Outside Director may irrevocably elect, during the 30-day period after the individual is first eligible to become a Participant, to defer all or any part of his compensation as a director which is earned after the date of said election as he may specify in his election. Thereafter, an Outside Director may irrevocably elect, prior to the beginning of each year and within such period as the Committee may specify, to defer all or any part of his compensation as a director which is earned in such following year as he may specify in his election. A Participant who fails to file a new election for any year shall be deemed to have elected to continue his most recent election in effect without change. Any such compensation deferred pursuant to a valid election shall be credited by the Company to the Participant's Account in accordance with Section 4.2 at the time it would have otherwise been paid to the Participant in cash.

Section 4.2. Investment Election. At the time of making his Deferral election, a Participant shall also elect whether the Deferrals shall be credited to an Interest Account or Share Unit Account, as follows. In the absence of an effective election, Deferrals shall be credited to the Share Unit Account.

         (a) Credits to Interest Account. When a Participant has elected that his Deferrals be credited to his Interest Account, the portion of his compensation as to which such deferral election is in effect shall be credited to his Interest Account as of the date such compensation would have otherwise been paid to the Participant in cash. The Interest Account shall also be credited on January 1 of each year with an amount equal to interest on the unpaid balance of such account from time to time outstanding during the prior year at the rate determined by adding together the prime rate in effect at the Firstar Bank on the last banking day prior to such January 1 and the prime rate in effect at said bank on the last banking days of each of the calendar months of January through November of such year and dividing such total by 12. In the event that the Interest Account shall be terminated for any reason prior to January 1 of any year, such account shall upon such termination date be credited with an amount equal to interest at the average prime rate determined as aforesaid on the unpaid balance from time to time outstanding during that portion of such year prior to the date of termination.

         (b) Credits to Share Unit Account. When a Participant has elected that his Deferrals be credited to his Share Unit Account, the portion of his compensation as to which such deferral election is in effect shall be converted to whole and fractional Share Units, with fractional units calculated to two decimal places, and credited to his Share Unit Account as of the last day of the calendar quarter in which cash payments would have otherwise been made to the Participant.

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS



Notwithstanding the foregoing, if the Participant ceases to be a director before the last day of the calendar quarter, the Deferrals for such quarter shall be credited instead to his Interest Account as of the date he ceases to be a director. The Deferral shall be converted into Share Units in the following manner:

         (1) Determine the Fair Market Value of a Share on the last day of the calendar quarter in which the Deferral is made.

         (2) Divide the amount of the Deferral for such calendar quarter by such Fair Market Value.

         (3) The quotient resulting from such division indicates the number of Share Units to be credited to the Participant's Share Unit Account.

If any dividends or other distributions are paid on Shares while a Participant has Share Units credited to his Account, such Participant shall be credited with a dividend award equal to the amount of the cash dividend paid or Fair Market Value of other property distributed on one Share, multiplied by the number of Share Units credited to his Share Unit Account on the date the dividend is declared. The dividend award shall then be converted into additional Share Units as provided above but using the Fair Market Value of a Share on the date the dividend is paid. Any other provision of this Plan to the contrary notwithstanding, if a dividend is declared on Shares in the form of a right or rights to purchase shares of capital stock of the Company or any entity acquiring the Company, no additional Share Units shall be credited to the Participant's Share Unit Account with respect to such dividend, but each Share Unit credited to a Participant's Share Unit Account at the time such dividend is paid, and each Share Unit thereafter credited to the Participant's Share Unit Account at a time when such rights are attached to Shares, shall thereafter be valued as of any point in time on the basis of the aggregate of the then Fair Market Value of one Share plus the then Fair Market Value of such right or rights then attached to one Share.

Section 4.3. Changing Hypothetical Investment Options. A Participant may irrevocably elect once each year, in such form and manner as the Committee may prescribe and within the time periods the Committee may prescribe, to convert all or part of his Interest Account to the Share Unit Account. Such conversion shall be effective on the January 1 next following the date the election is received by the Company, and shall be made in the same manner as set forth in
Section 4.2(b), as if the amount for which an election is made was a cash payment being paid effective on the date of conversion. The Share Unit Account is considered a "buy only" account under the Plan, and no amounts may be transferred out of the Share Unit Account into the Interest Account. Notwithstanding the foregoing, a Participant may not make a conversion election after he ceases to be a director.

                                   ARTICLE 5.
                                  DISTRIBUTION

Section 5.1. General. A Participant, at the time he commences participation in the Plan, shall make a distribution election with respect to his Account in such form and manner as the Com-

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS

mittee may prescribe and within the time periods the Committee may prescribe. The election shall specify whether distributions shall be made in a single lump sum or ten (10) annual installments. A distribution election shall be effective only when it is received and approved by the Committee, and shall remain in effect until modified by the Participant. A Participant may from time to time modify his distribution election by filing a revised distribution election, properly completed and signed, with the Committee. However, a revised distribution election received by the Committee within twelve (12) months prior to the date the Participant ceases to be a director will be null and void, and the most recent prior distribution election on file with the Committee will be given effect. If no valid election is in effect, distributions shall be made in ten (10) annual installments.

Section 5.2. Manner of Distribution. The Participant's Account shall be paid in cash in the following manner:

         (a)      Interest Account.

                  (1) If payment is to be made in a lump sum, payment shall be made in January of the year following the year in which the Participant ceased to be a director, and shall be in an amount equal to the value of the total amount credited to the Participant's Interest Account as of such January 1.

                  (2) If payment is to be made in annual installments, the first annual payment shall be made in January of the year following the year in which the Participant ceased to be a director, and shall be in an amount equal to the value of 1/10th of the total amount credited to the Participant's Interest Account as of such January 1. A second annual payment shall be made in January of the second year after the year in which the Participant ceased to be a director, and shall be in an amount equal to the value of 1/9th of the amount credited to the Participant's Interest Account as of such January 1. Each succeeding installment payment shall be determined in a similar manner, until the tenth installment which shall equal the then remaining balance of such account as of such January 1.

         (b)      Share Unit Account.

                  (1) If payment is to be made in a lump sum, payment shall be made in January of the calendar year next following the year in which the Participant ceased to be a director. The amount of the payment shall be determined by multiplying the Fair Market Value of a Share on the first trading day of such January by the number of Share Units credited to the Participant's Account on such day.

                  (2) If payment is to be made in annual installments, the first annual payment shall be paid in January of the calendar year next following the year in which the Participant ceased to be a director, and shall be in an amount equal to the value of 1/10th of the number of Share Units credited to the Participant's account as of the first trading day of such January. The value of such Share Units shall be determined by multiplying the Fair Market Value of a Share on the first trading day of

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS

                  such January by the number of such Share Units. After the amount of the first installment has been determined, 1/10th of the Share Units credited to the Participant's Account as of the first trading day shall be cancelled as of such date. A second annual payment shall be made in January of the second year next following the year in which the Participant ceased to be a director, and shall be in an amount equal to the value of 1/9th of the number of Share Units credited to the Participant's account on the first trading day of such January. The value of such Share Units shall be determined by multiplying the Fair Market Value of a Share on such first trading day by the number of such Share Units. After the amount of the second installment has been determined, 1/9th of the Share Units credited to the Participant's account as of such first trading day shall be cancelled as of such date. Each succeeding installment payment shall be determined in a similar manner, with the tenth annual installment being an amount equal to the value of the total number of Share Units then remaining in the Participant's Account as of the first trading day of such year.

Section 5.3. Acceleration of Payments. Notwithstanding the foregoing provisions, if the amount remaining in each of a Participant's Interest Account or Share Unit Account at any time is less than $50,000 during the payout period, the Board may elect by resolution to accelerate the payout thereafter in a lump sum in such manner as the Board determines.

Section 5.4. Forfeiture of Distributions. If a Participant engages in Inimical Conduct prior to the distribution of the balance of his Account, the remaining balance of such Account shall be forfeited as of the date the Committee determines the Participant has engaged in Inimical Conduct. The Committee may suspend payments (without liability for interest thereon) pending its determination of whether the Participant has engaged in Inimical Conduct.

Section 5.5. Distribution of Remaining Account Following Participant's Death. Each Participant may file a beneficiary designation with the Company in such form and manner as the Committee may prescribe and within the time periods the Committee may prescribe. In the event of the Participant's death prior to receiving all payments due hereunder, the remaining interest shall be paid to the Participant's Beneficiary in accordance with the distribution election in effect at the time of the Participant's death unless the Committee determines to make payment in a lump sum. A Participant can change his beneficiary designation at any time, provided that each beneficiary designation form filed with the Company shall revoke the most recent form on file, and the last form received by the Company while the Participant is alive shall be given effect. If a Participant designates a beneficiary without providing in the designation that the beneficiary must be living at the time of each distribution, the designation shall vest in the beneficiary all of the distribution payable after the beneficiary's death, and any distributions remaining upon the beneficiary's death shall be made to the beneficiary's estate. In the event there is no valid beneficiary designation form on file, or in the event the Participant's designated beneficiary does not survive the Participant, the Participant's estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant's divorce or legal separation from such spouse; provided the Committee has notice of such divorce or legal separation prior to payment. If a Participant maintains his primary residence in a state that has community or marital property laws, then the Participant's

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS

spouse, if any, must consent to the Participant's designation of any primary beneficiary other than the spouse.

Section 5.6. Tax Withholding. The Company shall have the right to deduct from any deferral or payment of cash made hereunder the amount of cash sufficient to satisfy the Company's foreign, federal, state or local income tax withholding obligations with respect to such deferral or payment.

Section 5.7. Offset. The Company shall have the right to offset from any amount payable hereunder any amount that the Participant owes to the Company or any subsidiary without the consent of the Participant (or his Beneficiary, in the event of the Participant's death).

                                   ARTICLE 6.
                        RULES WITH RESPECT TO SHARE UNITS

Section 6.1. Transactions Affecting Common Stock. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure of the Company affecting Shares, the Committee may make appropriate equitable adjustments with respect to the Share Units credited to the Share Unit Accounts of each Participant, including without limitation, adjusting the date as of which such units are valued and/or distributed, as the Committee determines is necessary or desirable to prevent the dilution or enlargement of the benefits intended to be provided under the Plan.

Section 6.2. No Shareholder Rights With Respect to Share Units. Participants shall have no rights as a stockholder pertaining to Share Units credited to their Accounts.

                                   ARTICLE 7.
                                   ASSIGNMENT

                  Except as permitted in Section 5.5, neither the Participant, nor his Beneficiary, nor his estate shall have any right or power to transfer, assign, pledge, encumber, alienate, anticipate or otherwise dispose of any rights or any distributions payable hereunder.

                                   ARTICLE 8.
                         PARTICIPANTS' RIGHTS UNSECURED

Section 8.1. Unsecured Claim. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Company or a subsidiary.

Section 8.2. Contractual Obligation. The Company may authorize the creation of a trust or other arrangements to assist it in meeting the obligations created under the Plan. However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any subsidiary. Nothing contained in this Plan and no action taken pursuant to its terms shall create or

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS

be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or Beneficiary, or any other person.

                                   ARTICLE 9.
                      AMENDMENT AND TERMINATION OF THE PLAN

Section 9.1. General Authority. The Board may at any time amend or terminate the Plan, including but not limited to modifying the terms and conditions applicable to (or otherwise eliminating) Deferrals to be made on or after the amendment or termination date; provided, however, that no amendment or termination may reduce or eliminate any Account balance accrued to the date of such amendment or termination (except as such Account balance may be reduced as a result of investment losses allocable to such Account) except as otherwise specifically provided herein.

Section 9.2. Termination; Change of Control. Notwithstanding the foregoing, the Board may make the following amendments to the Plan without obtaining the consent of any individual with any interest hereunder:

         (a) In the event of the Plan's termination, the Board may provide that all Deferral elections then outstanding be cancelled and that all amounts accrued to the date of termination be distributed to all Participants or Beneficiaries, as applicable, in a single sum payment as soon as practicable after the date of termination or on such other date as is specified by the Board, regardless of any distribution election then in effect.

         (b) The Board may amend the provisions of Article 10 prior to the effective date of a Change of Control.

                                  ARTICLE 10.
                                CHANGE OF CONTROL

Section 10.1. Acceleration of Payment of Accounts. Notwithstanding any other provision of this Plan, within 30 days after a Change of Control (as defined in Section 10.2), each Participant shall be entitled to receive a lump sum payment in cash of all amounts accumulated in such Participant's Account. In determining the amount accumulated in a Participant's Share Unit Account, each Share Unit shall have a value equal to the higher of (a) the highest reported sales price, regular way, of a share of the Company's common stock on the Composite Tape for New York Stock Exchange Listed Stocks during the six-month period prior to the date of the Change of Control of the Company and (b) the Fair Market Value of a Share on the last trading day preceding the date of distribution.

Section 10.2. Definition of a Change of Control. A Change of Control means any of the following events:

         (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either:

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS


                  (1) The then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

                  (2) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"),

provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control of the Company; or

         (b) Individuals who, as of May 24, 1989, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

         (c) Consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

         (d) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners,

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS


respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

                                  ARTICLE 11.
                                 ADMINISTRATION

Section 11.1. General. The Committee shall administer the Plan. If at any time the Committee shall not be in existence or not be composed of members of the Board who qualify as "non-employee directors", then the Board shall administer the Plan and all references herein to the Committee shall be deemed to include the Board.

Section 11.2. Authority and Responsibility. In addition to the authority specifically provided herein, the Committee shall have the discretionary authority to take any action or make any determination it deems necessary for the proper administration of its duties under the Plan, including but not limited to: (a) prescribe rules and regulations for the administration of the Plan; (b) prescribe forms for use with respect to the Plan; (c) interpret and apply all of the Plan's provisions, reconcile inconsistencies or supply omissions in the Plan's terms; and (d) make appropriate determinations, including factual determinations, and calculations.

Section 11.3. Decisions Binding. The Committee's determinations shall be final and binding on all parties with an interest hereunder.

Section 11.4. Procedures of the Committee. The Committee's determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by the members of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company's By-laws and Wisconsin law for their services as directors of the Company.

Section 11.5. Restrictions to Comply with Applicable Law. Notwithstanding any other provision of the Plan to the contrary, the Company shall have no liability to make any payment unless such payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. In addition, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. The Committee shall administer the Plan so that transactions under the Plan will be exempt from or comply with
Section 16 of the Exchange Act, and shall have the right to restrict or rescind any transaction, or impose other rules and requirements, to the extent it deems necessary or desirable for such exemption or compliance to be met.

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS

                                  ARTICLE 12.
                                   SUCCESSORS

                  All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. This Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries and their heirs, executors, administrators and legal representatives.

                                  ARTICLE 13.
                               DISPUTE RESOLUTION

Section 13.1. Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section
13.2 hereof.

Section 13.2. Arbitration.

         (a) Application. If a Participant or Beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim, such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitations provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

                  Office of General Counsel
                  Johnson Controls, Inc.
                  5757 North Green Bay Avenue
                  P.O. Box 591
                  Milwaukee, WI  53201-0591

                  The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

         (c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company's personnel policies. If the claimant has not initiated the

                             JOHNSON CONTROLS, INC.
                DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS

complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company complaint resolution procedure has been completed.

         (d) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney's fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator's award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator's award is based.

         (e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney's or representative's fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys' fees, the arbitrator may award costs and reasonable attorneys' fees as provided by such statute.

         (f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

         (g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.